Exhibit 99.1

KemPharm Earns $1.975 Million Fee from Corium Following FDA Approval of the Corium Product ADLARITY® (donepezil transdermal system)

KemPharm team provided development and regulatory services to Corium pursuant to a master development services agreement

Celebration, FL – March 16, 2022 – KemPharm, Inc. (NasdaqGS: KMPH) (the Company, or KemPharm), a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs, today announced that the Company has earned a $1.975 million fee from Corium, Inc., (Corium), a portfolio company of Gurnet Point Capital, following the approval of Corium’s product ADLARITY® (donepezil transdermal system) by the U.S. Food and Drug Administration (FDA) on March 11, 2022.  ADLARITY is an innovative new treatment option for patients with mild, moderate, or severe dementia of the Alzheimer's type.

KemPharm is due to receive the fee, within thirty (30) calendar days following FDA approval of ADLARITY, pursuant to a master development services agreement entered into with Corium in July 2020, under which KemPharm provided development and regulatory assistance related to Corium’s resubmission of its New Drug Application for ADLARITY.

“We are pleased to have been able to assist Corium in obtaining FDA approval of ADLARITY, and we congratulate them on this significant achievement,” said Travis C. Mickle, Ph.D., President and CEO of KemPharm.  “Looking forward, we expect to file our IND for KP1077 in the second quarter of this year as we continue to pursue our strategy of building a growing pipeline of product candidates for the treatment of sleep disorders and other orphan/rare diseases in CNS-related therapeutic areas.”

About KemPharm:

KemPharm is a specialty pharmaceutical company focused on the discovery and development of proprietary prodrugs to treat serious medical conditions through its proprietary LAT® (Ligand Activated Therapy) platform technology. KemPharm utilizes its proprietary LAT® platform technology to generate improved prodrug versions of FDA-approved drugs as well as to generate prodrug versions of existing compounds that may have applications for new disease indications. KemPharm’s prodrug product candidate pipeline is focused on the high need areas of idiopathic hypersomnia (IH) and other CNS/rare diseases. In addition, the U.S. Food and Drug Administration (FDA) has approved AZSTARYS®, a once-daily treatment for ADHD in patents age six years and older, which is being commercialized by Corium, Inc. in the U.S., containing KemPharm’s prodrug, serdexmethylphenidate (SDX), and APADAZ®, an immediate-release combination product containing benzhydrocodone, KemPharm’s prodrug of hydrocodone, and acetaminophen, which is being commercialized by KVK-Tech, Inc. in the U.S. For more information on KemPharm and its pipeline of prodrug product candidates visit www.kempharm.com or connect with us on Twitter, LinkedIn, Facebook and YouTube.

Caution Concerning Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation and which can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue,” “could,” “intend,” “target,” “predict,” or the negative versions of those words or other comparable words or expressions, although not all forward-looking statements contain these identifying words or expressions.  Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements include statements regarding, Corium’s payments to KemPharm under the master development services agreement, the timing of the KP1077 IND submission, and KemPharm’s development of future product candidates such as KP1077 or any other product candidates for any specific disease indication. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of KemPharm’s Annual Report on Form 10-K for the year ended December 31, 2020, KemPharm’s Quarterly Report for the quarter ended September 30, 2021, and KemPharm’s other filings with the Securities and Exchange Commission.

While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. This press release also may contain estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

KemPharm Contacts:

Tiberend Strategic Advisors, Inc.

Jason Rando/Daniel Kontoh-Boateng

jrando@tiberend.com

dboateng@tiberend.com